EXHIBIT 10.13

ASSIGNMENT AGREEMENT

             This assignment agreement (“Assignment”) is made and entered into as of August 15, 2011, by and between All Fuels & Energy Company, a Delaware corporation (the “Company”) and Dean Sukowatey (“Assignee”).

             WHEREAS, in connection with a financing, the current economic environment and the Company’s inability to acquire a ethanol plant, the Company has decided to re-direct its business from ethanol to the acquisition of oil and gas interests;

WHEREAS, in connection with the re-direction of the Company, the Company has decided to request shareholder approval to change its name;

WHEREAS, Assignee is interested in acquiring the name “All Fuels & Energy Company” from the Company to allow Assignee to continue to attempt to acquire an ethanol plant on his own time and with his own funds;

WHEREAS, upon the approval of the Company’s shareholders of the name change, the Company desires to assign the name “All Fuels & Energy Company” to Assignee in exchange for the discharge of $1,000 of debt owed to Assignee by the Company;

             NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Assignment agree as follows:

1.          Assignment. Upon the Company effecting a name change by filing an amendment to the Company’s articles of incorporation with the Delaware Secretary of State, the Company does hereby grant, bargain, distribute, sell, convey, assign, transfer, set over and deliver unto Assignee, all of the Company’s right, title, interest, in and to the name “All Fuels & Energy Company,” if any.

2.          Discharge of Debt. Upon assignment of the name “All Fuels & Energy Company” as set forth herein, Assignee discharge $1,000 of the accounts payable owed to Assignee by the Company and deems the $1,000 paid in full.

IN WITNESS WHEREOF, the parties have duly executed this Assignment effective as of the 15 day of August, 2011.

ALL FUELS & ENERGY COMPANY

By: /s/ DEAN E. SUKOWATEY
Dean E. Sukowatey
Title: Pres/CEO

/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey